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                                                                Exhibit 10.31


                                NON COMPETITION AGREEMENT

          This NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of March 28, 2003 (the "Closing Date"), by and among Vertex
Pharmaceuticals Incorporated, a Massachusetts corporation ("Vertex"), and Invitrogen Corporation, a Delaware corporation ("Invitrogen").

                                       INTRODUCTION

          WHEREAS, pursuant to the Asset Purchase Agreement by and among Vertex, PanVera LLC, a Delaware limited liability company (the "Seller"), and Invitrogen dated as of February 4, 2003 (the "Asset Purchase Agreement"), the Seller has sold to Invitrogen the Business Assets (as such term is defined in the Asset Purchase Agreement), and Invitrogen has assumed from the Seller the Assumed Liabilities (as such term is defined in the Asset Purchase Agreement); and

         WHEREAS, Vertex is the sole member of Vertex Pharmaceuticals (San Diego) LLC, a Delaware limited liability company ("Vertex SD") and Vertex SD is the sole member of Seller; and

         WHEREAS, this Agreement is entered into pursuant to, and was a condition precedent to the closing of the transactions contemplated by, the Asset Purchase Agreement. Vertex acknowledges that Invitrogen would not consummate the purchase of the Acquired Assets and assumption of the Assumed Liabilities pursuant to the Asset Purchase Agreement without the benefit of the agreements set forth herein. Vertex further acknowledges that without the restrictions set forth herein, Invitrogen's business and the value of the Business Assets and the Assumed Liabilities will be materially adversely affected.

                                        TERMS

         NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     SECTION 1. DEFINITIONS. Any term not otherwise specifically defined herein shall have the meaning ascribed to it in the Asset Purchase Agreement. For the purposes of this Agreement, the terms set forth in this Section 1 have the meanings as set forth below:

     Section 1.1 "Affiliate" means any trust, business trust, joint venture, partnership, corporation, limited liability company, company, association or any other entity which owns, is owned by or is under common ownership with, a party. For the purposes of this definition, the term "owns" (including, with correlative meanings, the terms "owned by" and "under common ownership with") as used with respect to each party, will mean the possession (directly or indirectly) of more than fifty percent (50%) of the outstanding voting or equity interest in such corporation or comparable equity interest in any other type of entity, or the possession of the power to otherwise control the management and policies of such entity.

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     Section 1.2 "Assay" means a test used in the context of drug discovery research for determining the effect of a chemical compound on a biomolecular target.

     Section 1.3 "Assay Development Collaboration Agreement" means a written agreement between Vertex SD and/or any of its Affiliates and a non-Affiliated third party, the sole purpose of which is to fund the development of an Assay or Assays by Vertex SD and/or any of its Affiliates and under which the non-Affiliated third party and Vertex SD and/or any of its Affiliates shall each have rights to use such Assay or Assays for ongoing research solely directed to the development of therapeutic products for use in humans and/or other vertebrates, such agreement to be identified to Invitrogen by Vertex SD promptly upon its being entered into; PROVIDED THAT:

              (i) the value of all consideration received by Vertex SD and/or its Affiliates (whether directly or indirectly) in connection with the development and delivery of the Assay or Assays under all such agreements will not exceed $4,000,000 in any calendar year;

              (ii) the Assay or Assays to be developed under such agreement are to be utilized by Vertex SD and/or its Affiliates for ongoing research solely directed to the development of therapeutic products for use in humans and/or other vertebrates and are developed for the purpose of advancing such research;

              (iii) neither party to such agreement shall at any time assign, transfer or convey any technology or intellectual property rights (if any) developed under such agreement to any party which is not an Affiliate to a party to such agreement;

              (iv) each party to such agreement shall be prohibited from providing any Assays developed thereunder to any other non-Affiliated party;

              (v) at no time shall Vertex SD and/or its Affiliates perform in any manner under such an agreement until such time as (i) a Non-Affiliated third party to an earlier agreement has accepted all Assays under any earlier agreement, or (ii) Vertex SD has terminated any earlier agreement previously in existence;

              (vi) promptly following execution of any such agreement, Vertex SD will provide to Invitrogen a summary certified by an officer of Vertex SD of each such agreement with sufficient information for Invitrogen to determine whether the terms and conditions of such agreement comply with the provisions of this Agreement; provided, however, that if Invitrogen reasonably cannot determine that such agreement complies with the provisions of this Agreement, then Invitrogen shall provide written notification to Vertex SD and promptly following receipt of such notice, Vertex SD shall provide a redacted copy of such agreement to Invitrogen's outside counsel for the sole purpose of enabling such counsel to determine that such agreement complies with the provisions of this Agreement; and

              (vii) no such third party will acquire any rights to use any Assay provided under such agreement for any purpose other than its internal research purposes.


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     Section 1.4 "Assay Development Collaboration Partner" means a third party who is not an Affiliate of Vertex SD and who enters into an Assay Development Collaboration Agreement with Vertex SD or any of its Affiliates.

     Section 1.5 "Bona Fide Collaboration Agreement" means a written collaboration agreement between Vertex SD and/or any of its Affiliates and a non-Affiliated third party who contributes to research and/or development (either by actively conducting research and/or funding research by Vertex SD and/or any of its Affiliates) pursuant to which (a) Vertex SD and/or its Affiliate, as applicable, and a non-Affiliated third party each has rights to commercially exploit in the field of human therapeutics a material share of the technology and the intellectual property rights therein that are developed in the collaboration; (b) Vertex SD and/or its Affiliate, as applicable, has, as of the date of execution of such Bona Fide Collaboration Agreement, a bona fide intent to commercially exploit such rights as it acquires; and (c) the activities anticipated by the agreement include research, pre-clinical development and/or clinical development, such pre-clinical development to include at least two animal studies, of therapeutic products for use in humans and/or other vertebrates.

     Section 1.6 "Bona Fide Research Partner" means any non-Affiliated third party to a Bona Fide Collaboration Agreement with Vertex SD or any of its Affiliates.

     Section 1.7 "Controlling Affiliate" shall mean an Affiliate of Vertex which was not previously formed or acquired by any Affiliate of Vertex (other than a Controlling Affiliate) that has the right to elect a majority of the Board of Directors of Vertex.

     Section 1.8 "DNA Product" means any product, other than a Fast Dye Product, that is covered by an intellectual property right acquired by the Buyer pursuant to the Asset Purchase Agreement and is comprised of DNA or a peptide encoded by DNA. To the extent that a cell which contains DNA that is covered by an intellectual property right acquired by the Buyer pursuant to the Asset Purchase Agreement, such cell shall be a DNA Product.

     Section 1.9 "Fast Dye Products" means a composition of matter that comprises a first reagent which is a dye capable of redistributing from one face of a cellular membrane to a second face of the membrane in response to changes in membrane potential with a time constant of less than 15 milliseconds as determined in accordance with the methodology described in Example IV of U.S. Patent No. 6,342,379, and a second reagent selected from the group consisting of fluorophores capable of undergoing energy transfer with the first reagent by either (i) donating excited state energy to the first reagent, or (ii) accepting excited state energy from the first reagent, said second reagent being located adjacent to either the first face of the membrane or the second face of the membrane; provided, however, that the first reagent described above shall not include DiSBAC4(3).

     Section 1.10 "Fast Dye Restricted Period" means the period commencing on the Closing Date and ending on December 31, 2004.

     Section 1.11 "GeneDriver Patent Rights" means all rights under the patents and patent applications listed on Exhibit A-1 hereto and all continuations, divisions, reissues, reexaminations, extensions, substitutions and continuations-in-part with respect thereto, and all United States and foreign patents issuing therefrom.

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     Section 1.12 "Genomescreen Patent Rights" means all rights under the patents and patent applications listed on Exhibit A-2 hereto and all continuations, divisions, reissues, reexaminations, extensions, substitutions and continuations-in-part with respect thereto, and all United States and foreign patents issuing therefrom.

     Section 1.13 "Non-DNA Product" means any product, other than a Fast Dye Product or a DNA Product, which is covered by an intellectual property right acquired by the Buyer pursuant to the Asset Purchase Agreement.

     Section 1.14 "Product" means assays, proteins, probes or reagents, including the products listed on Schedule 1.1(a) to the Asset Purchase Agreement, but excluding Fast Dye Products.

     Section 1.15 "Research Field" means the investigation of biological and/or biochemical processes, and/or research and development of biological and/or biochemical products and/or drug discovery.

     Section 1.16 "Research Services" means any service rendered to Vertex SD and/or any of its Affiliates by a non-Affiliated person, other than pursuant to a Bona Fide Collaboration Agreement or an Assay Development Collaboration Agreement, to the extent the provision of such services requires that such person obtain a license or sublicense of rights retained by Vertex SD pursuant to the Asset Purchase Agreement.

     Section 1.17 "Restricted Period" means the period beginning on the Closing Date and ending on the fifth anniversary thereof, subject to any applicable extension pursuant to Section 2(i) hereof.

     Section 1.18 "Service" means any service which employs, consumes or manufactures any Product.

     Section 1.19 "Supply" means to make available for use at a location other than a Vertex Party's facility.

     Section 1.20 "Vertex Parties" means any of Vertex's Affiliates.

     SECTION 2. COVENANTS NOT TO COMPETE.

         (a) Except as expressly provided in the next sentence, during the Fast Dye Restricted Period, neither Vertex nor any Vertex Party shall (i) Supply, nor attempt or purport to Supply any Fast Dye Product, nor (ii) provide, nor attempt or purport to provide, any service employing a Fast Dye Product other than pursuant to a Bona Fide Collaboration Agreement, and in such case, only if the activities involving the Fast Dye Products are performed at a Vertex Party's facilities. Notwithstanding the foregoing, during the Fast Dye Restricted Period Vertex shall be entitled to Supply Fast Dye Products and provide any services employing Fast Dye Products to up to two (2) Bona Fide Research Partners (which are parties to Bona Fide Collaboration Agreements) per each calendar year period ending on December 31 during the Fast Dye Restricted Period.

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         (b) RESEARCH FIELD.

              (i) During the Restricted Period, except as otherwise expressly provided in this Section 2, neither Vertex nor any Vertex Party shall sell or otherwise transfer to a party other than a Vertex Party, nor attempt or purport to sell or otherwise transfer to a party other than a Vertex Party, any Product for use in the Research Field or provide any Service in the Research Field.

              (ii) During the Restricted Period, neither Vertex nor any Affiliate of Vertex shall sell or otherwise transfer, nor attempt or purport to sell or otherwise transfer, any Product for use in the Research Field or provide any Service in the Research Field that employs any technology claimed or covered in the Genomescreen Patent Rights or GeneDriver Patent Rights.

         (c) Other than the restrictions set forth in Section 2(a) which shall remain applicable, the provisions of this Section 2 shall not (i) restrict Vertex or its Affiliates from entering into or performing its obligations under any Bona Fide Collaboration Agreements and Assay Development Collaboration Agreements; (ii) limit the rights of Vertex and its Affiliates to Supply DNA Products to any unaffiliated third party who is a party to any Bona Fide Collaboration Agreements or an Assay Development Collaboration Agreement; (iii) limit the right of Vertex and its Affiliates to Supply DNA Products to any unaffiliated third party who is providing Research Services for the benefit of Vertex or its Affiliates; (iv) restrict Vertex or its Affiliates from making available to any third party any drug or drug candidate; or (v) limit the rights exercisable by Vertex and its Affiliates under the Amended and Restated Technology Agreements (as defined in the Asset Purchase Agreement).

         (d) If Vertex or any of its affiliates shall transfer, assign, sell or otherwise convey any third party (the "Transferee") any interest in any intellectual property right associated with the Business and licensed to or retained by Vertex or any of its Affiliates under the Asset Purchase Agreement or any of its Ancillary Agreements, Vertex or its applicable Affiliate shall require that such Transferee shall restrict its use of such intellectual property rights so as to comply with all of the obligations set forth in Sections 2(a) and 2(b) herein.

         (e) If a court of competent jurisdiction shall declare any provision or restriction contained in this Agreement unenforceable or void, the other provisions of this Agreement shall nonetheless remain in full force and effect, and Vertex and Invitrogen hereby authorize and empower such court to treat any such unenforceable provision as having been modified, but only to the minimum extent deemed necessary by the court to render it enforceable and for the court to enforce it fully to such extent.

         (f) Vertex expressly acknowledges that any material breach of this
Section 2 by or on behalf of Vertex or any Vertex Party shall be presumed to result in irreparable harm to Invitrogen and that the remedy at law shall be presumed to be inadequate and that upon any such material breach, Invitrogen shall be presumed to be entitled (without the need for posting any bond or other security) to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of Vertex or such Vertex Parties' obligations under these provisions, which presumptions shall be required to be rebutted by Vertex. The


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

rights conferred upon Invitrogen by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which Invitrogen may have at law, in equity or otherwise.

         (g) Vertex recognizes that Vertex and its Affiliates have become familiar with the Proprietary Assets of the Business that are being conveyed and assigned to Invitrogen pursuant to the Asset Purchase Agreement. Vertex further recognizes that the scope of the Business is independent of location (such that it is not practical to limit the restrictions contained in this Section 2 to a specified county, city, state, country, continent or part thereof), and that, accordingly, the restrictions contained in this Section 2 are reasonable in all respects and necessary to protect the goodwill and Proprietary Assets of Invitrogen and that, without such protection, Invitrogen's customer and client relations and competitive advantage would be materially adversely affected. It is specifically recognized by Vertex that Invitrogen would not enter this Agreement and the Asset Purchase Agreement without the restrictions contained in this Section 2. Vertex acknowledges that the restrictions contained in this Section 2 do not impose an undue hardship on Vertex or any of the Vertex Parties and that Vertex and the Seller have received adequate consideration in respect thereof.

         (h) Other than the restrictions set forth in Sections 2(a) and 2(b)(ii) which shall remain applicable, nothing in this Section 2 shall limit the right of Vertex and its Affiliates to acquire any business through a merger, consolidation, purchase of stock or assets, or otherwise, and to operate any such acquired business thereafter if the annual consolidated gross revenue of such acquired business attributable to activities otherwise prohibited by this Agreement does not exceed 20% of the annual consolidated gross revenues of such acquired business as a whole, as demonstrated by reference to the most recently available financial statements of such acquired business as of the time of the consummation of the acquisition thereof by the applicable Vertex Party; PROVIDED that Vertex or its Affiliate that acquired such business shall in good faith use its commercially reasonable efforts to divest to a non-Affiliate, through sale or other similar transaction, the portion of the acquired business the operation of which is otherwise prohibited by this Agreement as soon as possible, but in no event later than two (2) years following the acquisition of such business (even if such two (2) year period concludes after the expiration of the Restricted Period).

         (i) Other than the restrictions set forth in Sections 2(a) and 2(b)(ii) which shall remain applicable, nothing in this Section 2 shall apply to a Controlling Affiliate of Vertex or to any Affiliates of the Controlling Affiliate (other than the Owner and the Owner's direct and indirect subsidiaries at the time such Controlling Affiliate becomes an Affiliate).

     SECTION 3. NOTICES. All notices and other communications provided for under this Agreement will be in English in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other party, effective upon receipt, and in each case will be addressed to the parties at the following addresses or to such other addresses as may be designated by the parties from time to time during the term of this Agreement:

If to Invitrogen:                      If to Vertex:

Invitrogen Corporation                 Vertex Pharmaceuticals Incorporated


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1600 Faraday Avenue                     130 Waverly Street
Carlsbad, CA 92008                      Cambridge, MA 02139
Attn: Contracts Department              Attn: CEO
Fax: 760-603-7229                       Fax: 617-444-6580

With a Copy to:                         With a Copy to:
Invitrogen                              Vertex Pharmaceuticals Incorporated
1600 Faraday Avenue                     130 Waverly Street
Carlsbad, CA 92008                      Cambridge, MA 02139
Attn: General Counsel                   Attn: General Counsel
Fax: 760-603-7229                       Attn: 617-444-6483

     SECTION 4. MISCELLANEOUS.

         (a) The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement. This Agreement will, subject to the terms hereof, become binding upon execution and delivery by Invitrogen and Vertex.

         (b) This Agreement together contains the entire agreement and understanding between the parties and supersedes all prior agreements, understandings and representations relating to the subject matter of this Agreement.

         (c) This Agreement will be governed by the laws of The Commonwealth of Massachusetts, without regard to conflicts of laws principles.

         (d) The waiver by any party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by the breaching party of such or any other provision.

         (e) The section headings contained in this Agreement are for convenience only and shall not in any way affect the interpretation or enforceability of any provision of this Agreement.

         (f) No amendments or variation of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by all parties to this Agreement.

         (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         (h) Nothing herein expressed or implied is intended to confer or shall be construed as confirming upon or giving to any person other than the parties hereto any rights or benefits under or by reason of this Agreement.

         (i) Neither this Agreement nor any right or obligation hereunder may be


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assigned or delegated, in whole or part, by Vertex without the prior express written consent of Invitrogen; provided, however, that Vertex may, without the written consent of Invitrogen, assign this Agreement and its rights and delegate its obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by Invitrogen without the prior express written consent of Vertex; provided, however, that Invitrogen may, without the written consent of Vertex, assign this Agreement and its rights and delegate its obligations hereunder (i) to a wholly owned subsidiary; (ii) in connection with the transfer or sale of all or substantially all of the Acquired Assets, or (iii) in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this
Section 4(i) shall be void.


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

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       VERTEX PHARMACEUTICALS INCORPORATED

                                       By:   /s/ Ian F. Smith
                                           --------------------------------
                                       Name:  Ian F. Smith
                                       Tital: Treasurer


                                       INVITROGEN CORPORATION

                                       By: /s/ John D. Thompson
                                           --------------------------------
                                       Name:  John D. Thompson
                                       Title: Vice President, Corporate
                                              Development



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